UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):   June 2, 2000

                          BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)
             TEXAS                   1-10560                      74-2211011
(State or other jurisdiction      (Commission                 (I.R.S. Employer
      of incorporation)           File Number)               Identification No.)

3000 TECHNOLOGY DRIVE, ANGLETON, TEXAS                               77515
(Address of principal executive offices)                            (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (979) 849-6550

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (b)  Pro forma financial information.

     Benchmark Electronics, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BENCHMARK ELECTRONICS, INC.

                                          By: /s/ GAYLA J. DELLY
                                                  GAYLA J. DELLY
                                                    TREASURER

     Dated: June 2, 2000

ITEM 7(b). PRO FORMA FINANCIAL INFORMATION.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

     The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition by Benchmark of all the outstanding capital stock of AVEX Electronics, Inc. and its subsidiaries and certain affiliates ("AVEX") as if it had occurred as of January 1, 1999.

     The AVEX acquisition was accounted for under the purchase method of accounting. The unaudited pro forma condensed combined statement of operations is based on the historical financial statements of Benchmark and AVEX and the estimates and assumptions in the notes to the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 had been previously filed with Benchmark's Annual Report on Form 10-K as Exhibit 99.1. The pro forma statement of operations presented herein supersedes the pro forma statement of operations filed as Exhibit 99.1 in the Form 10-K of Benchmark. No pro forma balance sheet at March 31, 2000 has been provided as the AVEX acquisition is included in Benchmark's historical balance sheet at March 31, 2000.

     The unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements of Benchmark and AVEX and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" of Benchmark. The unaudited pro forma condensed combined statement of operations does not purport to represent what Benchmark's results of operations would actually have been if the AVEX acquisition had been consummated on the indicated date, nor are they necessarily indicative of Benchmark's results of operations for any future period.

     On May 22, 2000, the independent accounting firm hired by J.M. Huber Corporation and Benchmark to resolve the dispute between the companies, in connection with the AVEX working capital adjustment, released its findings and held that the final working capital adjustment was $2.0 million greater than the current liability recorded by Benchmark at March 31, 2000 as an estimate of the working capital adjustment. The unaudited pro forma condensed combined statement of operations reflects the effect of the final working capital adjustment in the adjustments to amortization of goodwill and interest expense on borrowings under the Revolving Credit Facility used to pay the working capital adjustment.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

                                              HISTORICAL                  PRO FORMA
                                         ---------------------    -------------------------
                                         BENCHMARK    AVEX(A)     ADJUSTMENTS     COMBINED
                                         ---------    --------    -----------    ----------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Sales................................    $877,839     $640,174      $  --        $1,518,013
Cost of sales........................     810,309      632,194         --         1,442,503
                                         --------     --------      -------      ----------
          Gross profit...............      67,530        7,980                       75,510
Selling, general & administrative
  expenses...........................      32,477      333,313       (5,456)b        58,516
                                                                     (1,818)d
Amortization of goodwill.............       6,430        --           6,042          12,472
                                         --------     --------      -------      ----------
          Income (loss) from
             operations..............      28,623      (25,333)       1,232           4,522
Interest and other income net........       1,350          108         (300)e         1,158
Interest expense.....................      (9,696)     (13,941)      13,941 f       (24,066)
                                                                       (822)g
                                                                    (13,488)h
                                         --------     --------      -------      ----------
     Income (loss) before taxes and
       extraordinary item............      20,277      (39,166)         503         (18,386)
Income tax expense (benefit).........       7,005          960          176 i        (6,435)
                                                                    (14,576)g
                                         --------     --------      -------      ----------
     Income (loss) before
       extraordinary item............      13,272      (40,126)      14,903         (11,951)
Income (loss) before extraordinary
  item per common share Basic........    $   0.94                                $    (0.78)
Income (loss) before extraordinary
  item per common share Diluted......    $   0.88                                $    (0.78)
Weighted average common shares
  outstanding:
     Basic...........................      14,081                     1,306 k        15,387
     Diluted.........................      15,010                       377 k        15,387

   See accompanying notes to unaudited pro forma condensed combined statement of operations.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATMENT OF OPERATIONS

Adjustments have been made to the unaudited pro forma condensed combined statement of operations to reflect the following:

(a) Includes the historical results of operations of AVEX for the period to August 24, 1999, the consummation date of the acquisition.

(b) To eliminate the historical costs related to (i) certain redundant executive headquarter costs; (ii) the termination of intercompany services previously provided by the Seller to AVEX under an intercompany arrangement that included fees based on the estimated utilization of Seller's resources; (iii) AVEX's domestic defined benefit pension plan, which plan and the obligations thereunder are not being continued by Benchmark; offset by (iv) the costs that Benchmark will incur to replace the Seller's intercompany services arrangement. A summary of such adjustments follows (in thousands):

                                         FOR THE PERIOD ENDED
                                         --------------------
                                             DECEMBER 31,
                                                 1999
                                             ------------
Redundant executive headquarter
  costs..............................          $(2,948)
Historical intercompany service
  fee................................           (2,384)
Historical cost of pension plan not
  continued..........................             (791)
Benchmark replacement of intercompany
  services arrangement...............              667
                                               -------
          Total......................          $(5,456)

(c) To record amortization of goodwill over an estimated useful life of 15 years.

(d) To eliminate adjustments to the 1998 write down of certain assets related to AVEX's San Jose, California facility, which were not acquired by Benchmark, included in AVEX's historical financial statements.

(e) To reduce interest income related to cash balances utilized in funding a portion of the AVEX acquisition.

(f) To eliminate intercompany interest expense with the Seller and interest on AVEX notes payable not assumed under the Stock Purchase Agreement.

(g) To record amortization of debt issuance costs over the life of the applicable debt instruments.

(h) To record interest expense at 7.75%, 7.75%, and 6.0% on the amounts outstanding under the Revolving Credit Facility, Term Loan, and the Notes, respectively based on interest rates in effect upon consummation of the acquisition. A change in the interest rate of 1/8 of a percent would result in a change in annual interest expense related to the amounts outstanding under the Revolving Credit Facility and Term Loan of approximately $227,000.

(i) To record income tax adjustments related to the above pro forma adjustments.

(j) To adjust AVEX historical income tax expense as if AVEX was included in the consolidated federal income tax return of Benchmark. In the historical combined financial statements of AVEX, federal income taxes were provided as if AVEX filed a separate income tax return.

(k) The following information reconciles the number of shares used to compute historical and pro forma earnings (loss) per common share (in thousands):

                                           FOR THE YEAR
                                               ENDED
                                         -----------------
                                           DECEMBER 31,
                                               1999
                                         -----------------
                                         BASIC     DILUTED
                                         ------    -------
Benchmark historical.................    14,081    15,010
Common shares issued in AVEX
  acquisition on a pro forma basis as
  of January 1, 1999.................       644       644
Common shares issued in public
  offering in June 1999 on pro forma
  basis as of January 1, 1999........       662       662
Elimination of Benchmark stock
  options antidilutive on a pro
  forma basis in 1999................      --        (929)
                                         ------    ------
                                         15,387    15,387
                                         ======    ======

     The effect of the if-converted method for the Notes is antidilutive and 2.5 million of potential common shares have not been considered in computing diluted earnings per common share.